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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                       September 6, 2002 (August 19, 2002)



                              KPMG CONSULTING, INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                 Commission File Number      22-3680505
(State or other jurisdiction of          000-31351           (IRS Employer
incorporation or organization)                            Identification Number)


                            1676 International Drive
                             McLean, Virginia 22102
                                 (703) 747-3000
               (Address of principal executive offices) (Zip Code)
       Registrant's telephone number, including area code: (703) 747-3000

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Item 2.  Acquisition or Disposition of Assets

     On August 22, 2002, pursuant to a share purchase agreement dated as of June 8, 2002, by and among KPMG Consulting, Inc. (the "Company"), KPMG DTG, the majority shareholder of KPMG Consulting AG ("KCA"), and minority shareholders of KCA as set forth in the share purchase agreement (KPMG DTG and the minority shareholders, who are independent and otherwise unrelated to the Company, are herein collectively referred to as the "sellers"), the Company acquired all of the outstanding shares of KCA. KCA's operations consist primarily of consulting practices in Germany, Switzerland and Austria. As part of the acquisition of KCA, the Company also acquired Infonova GmbH, a telecommunications software and systems integration company and Michael Blaschitz GmbH, a provider of electronic data processing services. Through its purchase of all of the outstanding shares of KCA, the Company indirectly acquired all of KCA's assets, including client contracts (and related backlog), accounts receivable, unbilled revenues, prepaid and other current assets, intellectual property rights, trade names and market rights. The Company also acquired equipment and other physical property. The Company intends to continue to use these assets in the manner in which they were used prior to the acquisition.

     The Company paid aggregate consideration consisting of $273,582,804 in cash and 30,471,309 shares of the Company's common stock. Under the share purchase agreement, the number of shares to be issued to the sellers was determined as follows: half of the equity consideration was assigned a value of $16.09 per share, which resulted in the issuance of 12,124,441 shares. The other half of the equity consideration was assigned a value based on the average closing price on Nasdaq of the Company's common stock for the 10 days ending two days before closing, which average price was $10.633 per share, and which resulted in the issuance of an additional 18,346,868 shares. In addition, the Company assumed approximately $15 million of net debt.

     The cash portion of the purchase price was funded with a new $220,000,000 revolving credit facility with JPMorgan Chase Bank, and with borrowings under its existing receivables purchase facility with Market Street Funding Corporation and PNC Bank, National Association.

     The consideration was determined in arms' length negotiations between the parties to the share purchase agreement. Before the consummation of the acquisition, no material relationships existed between KPMG DTG and the Company or any of the Company's affiliates, any officer or director of the Company, or any associate of any officer or director of the Company.

     The Company entered into a registration rights agreement with KPMG DTG that obligates the Company to register for sale as soon as reasonably practicable shares of the Company's common stock issued to KPMG DTG and the other holders who received shares of the Company's common stock as part of the acquisition. Under that agreement, the Company must use its best efforts to keep the registration statement effective until all of the shares held by KPMG DTG and the other holders have been sold or may be sold pursuant to Rule 144(k) of the Securities Act of 1933. The agreement also provides KPMG DTG with the right to include its shares of common stock, and those shares of common stock held by other holders who received shares of the Company's common stock as part of the acquisition, on any other registration statement the Company files, subject to various terms and conditions. In addition, KPMG DTG

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and KCA entered into a non-competition agreement and KCA entered into transition services agreements with both KPMG DTG and KPMG Fides, Zurich, for the Company's benefit.

     The sellers and the Company have made customary representations and warranties to each other. Each parties' claims for breaches of representations, warranties and covenants survive for 18 months after the closing date, except for those claims relating to the sellers' representations relating to taxes of KCA and its subsidiaries, which will survive until six months after the final and binding tax assessment of the respective taxes. The sellers have provided indemnification subject to a EUR 5,000,000 deductible and a cap of $268,065,800. The Company has provided indemnification without a deductible and a cap of $436,606,925. KPMG DTG is obligated to hold 20% of the purchase price on behalf of the sellers for any future indemnification claims the Company may bring for a period of 19 months from the closing date.

     In addition to the indemnification described above, the Company will indemnify KPMG DTG against any of KCA's claims against KPMG DTG, pursuant to a Domination and Profit and Loss Transfer Agreement under German law, for coverage of losses arising in calendar year 2002. The sellers will indemnify the Company for any profits of KCA accrued since January 1, 2002, to the extent such profits have been transferred to KPMG DTG under the Domination and Profit and Loss Transfer Agreement.

     This foregoing description of the acquisition and the share purchase agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.  Other Events

     On August 19, 2002, the Board of Directors of the Company approved an amendment to the Rights Agreement between the Company and EquiServe Trust Company, N.A., as rights agent, dated October 2, 2001 (the "Rights Agreement"), to provide that neither the share purchase agreement nor the issuance of stock to KPMG DTG and other parties under the share purchase agreement, both as described in Item 2 above, nor any public disclosure related to the share purchase agreement, would result in any person becoming an "Acquiring Person" under the Rights Agreement, or trigger issuance of rights certificates or the exercisability of the rights themselves.

     The amendment to the Rights Agreement is included with this Current Report on Form 8-K as Exhibit 99.1.

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Forward-Looking Statements

        This Current Report on Form 8-K contains "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements relate to the Company's operations that are based on the Company's current expectations, estimates and projections. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance because they involve risks, uncertainties, and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or the Company's future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     The Company's actual results may differ from the forward-looking statements for many reasons, including:

     - the business decisions of the Company's clients regarding the use of the Company's services;

     -    the timing of projects and their termination;

     - the availability of talented professionals to provide the Company's services;

     -    the pace of technological change;

     -    the strength of the Company's joint marketing relationships;

     -    continuing limitations following the Company's separation from KPMG
          LLP;

     -    the actions of the Company's competitors; and

     - unexpected difficulties associated with the Company's recent and pending acquisitions.

     In addition, the Company's results and forward-looking statements could be affected by general domestic and international economic and political conditions, including the current slowdown in the economy, uncertainty as to the future direction of the economy and vulnerability of the economy to domestic or international incidents, as well as market conditions in the Company's industry. We caution the reader that the factors we have identified above may not be exhaustive. We operate in a continually changing business environment, and new factors that may affect our forward-looking statements emerge from time to time. Management cannot

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predict such new factors, nor can it assess the impact, if any, of such new factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those implied by any forward-looking statements.

     For a more detailed discussion of certain of these factors, see "Factors Affecting Future Financial Results" attached as Exhibit 99.1 to the Company's Form 10-Q for the fiscal quarter ended March 31, 2002, "Factors Affecting Future Financial Results" in the Company's most recent Form 10-K and similar sections in the Company's filings with the Securities and Exchange Commission, which describe risks and factors that could cause results to differ materially from those projected in such forward-looking statements. The Company cautions the reader that these risk factors may not be exhaustive. The Company operates in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)   Financial Statements of the business acquired

           The financial statements required to be filed will be filed not later than 60 days after the date that this Current Report on Form 8-K is required to be filed.

     (b)   Pro Forma Financial Information and Other Data

           The pro forma financial information required to be filed will be filed not later than 60 days after the date that this Current Report on Form 8-K is required to be filed.

     (c)   Exhibits

           2.1 Share Purchase Agreement, dated June 8, 2002, among KPMG Consulting, Inc., KPMG DTG and the minority shareholders

           99.1 First Amendment to Rights Agreement, dated October 2, 2001 by and between KPMG Consulting, Inc. and EquiServe Trust Company, N.A.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         KPMG CONSULTING INC.

Dated: September 6, 2002

                                         By:   /s/ David W. Black
                                             ---------------------------------
                                             David W. Black
                                             Executive Vice President, General
                                             Counsel and Secretary